UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2008
CNA FINANCIAL CORPORATION
____________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)
Delaware	1-5823	36-6169860
______________________________	______________________________	______________________________
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
333 S. Wabash, Chicago, Illinois	60604
____________________________________________________________	______________________________
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (312) 822-5000
____________________________________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, Registrant entered into a $250 Million Five-Year Revolving Credit Agreement dated as of August 1, 2007, establishing a credit facility (the "Credit Facility") among the Registrant as Borrower, certain Lenders and Citibank, N.A., as Administrative Agent for the Lenders. On November 28, 2008, Registrant drew down $250 million on the Credit Facility. The majority of the proceeds of the draw will be used to retire Registrant's 6.60% Senior Notes due December 15, 2008 in the principal amount of $200 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNA Financial Corporation (Registrant)

Date: November 28, 2008	By	/s/ D. Craig Mense
(Signature)
D. Craig Mense Executive Vice President and Chief Financial Officer